CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of Smith Barney Trust II - Smith Barney Capital Preservation Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                          Chief Administrative Officer
Smith Barney Trust II -                          Smith Barney Trust II -
Smith Barney Capital                             Smith Barney Capital
Preservation Fund                                Preservation Fund





/S/ R. JAY GERKEN                                /S/ ANDREW B. SHOUP
---------------------------                      -------------------
R. Jay Gerken                                    Andrew B. Shoup
Date: June 25, 2004                              Date: June 25, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.